CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 21, 2016, relating to the financial statements and financial highlights which appear in the October 31, 2016 Annual Report to Shareholders of JPMorgan International Research Enhanced Equity Fund (a separate fund of JPMorgan Trust II), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial

Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
February 24, 2017